Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement, by and between Motorola, Inc. (“Motorola” or the “Company”) and Sanjay K. Jha (the “Executive”) dated August 4, 2008, as amended on December 15, 2008 (the “Employment Agreement”), is effective as of February 11, 2010. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Employment Agreement.

1.             The second “WHEREAS” recital of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

WHEREAS, Motorola has announced a plan to create two independent publicly traded companies, one of which would own (directly or indirectly) MDB (the “Separation Event”);

2.             Section 3(a)(i) of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

(i)  During the Employment Period and prior to the occurrence of the Separation Event or any Other Transaction Event (the “Motorola Service Period”):  (A) the Executive shall serve as (1) the Chief Executive Officer of MDB, (2) the Chief Executive Officer of the Company’s Home businesses (“Home”) and (3) the Co-Chief Executive Officer of Motorola in the Office of the Chief Executive Officer (the “OC”), with such duties, responsibilities and authority as are commensurate with such positions, reporting directly to the Motorola Board, (B) (1) Motorola’s General Counsel, (2) Motorola’s Chief Financial Officer, (3) the head of Motorola’s Supply Chain, (4) the head of Motorola’s Public Affairs/Communications Department and (5) the head of Motorola’s Human Resources Department (clauses (1) through (5), the “Dual Reporting Group”) shall report directly to the OC; provided, however, that (x) employees of MDB and Home shall have direct line reporting relationships to the Executive or his designees (including any applicable member of the Dual Reporting Group) and (y) employees of Motorola’s business segments other than MDB and Home shall have direct line reporting relationships to Motorola’s other Co-Chief Executive Officer or his designees (including any applicable member of the Dual Reporting Group) (items (x) and (y), together, the “Reporting Rules”), (C) Motorola shall cause the Executive to be elected to the Motorola Board as of the Commencement Date, and thereafter, subject to Section 4(g), the Executive shall be nominated by Motorola to remain on the Motorola Board, (D) Executive shall devote substantially all of his business time, energies and talents to serving as Motorola’s Co-Chief Executive Officer and the Chief Executive Officer of MDB and Home, perform his duties subject to the lawful directions of the Motorola Board, and in accordance with Motorola’s corporate governance and ethics guidelines, conflict of interests policies, code of conduct and other written policies (collectively, the

“Motorola Policies”), (E) the Motorola Board (or such committee of the Motorola Board as the Motorola Board shall duly designate) shall resolve any disagreement between Executive and Motorola’s other Co-Chief Executive Officer, (F) in the event that Executive becomes the sole Chief Executive Officer of Motorola, (1) he shall continue to report directly to the Motorola Board, with such duties, responsibilities and authority as are commensurate with such position, (2) the Reporting Rules shall cease to apply, and (3) he shall devote substantially all of his business time, energies and talents to serving as Motorola’s Chief Executive Officer and shall perform his duties in accordance with the Motorola Policies and (G) in the event that the Separation Event or an Other Transaction Event does not occur on or prior to August 31, 2011, unless the Parties agree otherwise in writing, (1) Executive’s employment with the Company shall terminate, (2) such termination shall be treated as a termination without Cause and (3) the other Co-Chief Executive Officer shall become the sole Chief Executive Officer.

3.             Section 3(b)(iii)(H) of the Employment Agreement is hereby amended by replacing the two references to “October 31, 2010” with the words “June 30, 2011.”

4.             The second to last sentence of Section 3(b)(vii) of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

Relocation expenses shall include without limitation temporary housing through the earlier of (A) the date on which the Separation Event occurs and (B) June 30, 2011, and coverage for any loss on the sale of his current home in San Diego, California.

5.             Section 3(b)(viii) of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

(viii)  Additional Payment. Subject to Executive’s continued employment with the Company through June 30, 2011, if (A) the Separation Event has not occurred on or prior to June 30, 2011 or (B) the Company consummates an Other Transaction Event on or prior to June 30, 2011, the Company shall pay to Executive $38 million (the “Additional Payment”) on July 15, 2011, to the extent not theretofore paid.

6.             Section 4(c)(vii) of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

(vii)  the Separation Event or an Other Transaction Event has not occurred on or prior to June 30, 2011;

7.             Section 5(a)(i)(D) of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

(D)  if (1) the Separation Event has not yet occurred, (2) Executive’s Date of Termination is on or prior to June 30, 2011 and (3) (x) the Company has terminated Executive without Cause or (y) Executive has terminated employment for

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Safe Harbor Good Reason, the Additional Payment, to the extent not theretofore paid; and

8.             Section 5(b)(i)(D) of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

(D)  if (1) the Separation Event has not yet occurred, (2) Executive’s Date of Termination is on or prior to June 30, 2011 and (3) (x) the Company has terminated Executive without Cause or (y) Executive has terminated employment for Safe Harbor Good Reason, the Additional Payment, to the extent not theretofore paid; and

9.             Notwithstanding anything to the contrary contained in the Agreement, in no event shall Executive ceasing to have any title, position, authority, duties or responsibilities with respect to Home as a result of the occurrence of (a) the sale of Home, (b) an Other Transaction Event or (c) a Separation Event in which Home is not part of MDB Public constitute Good Reason or Safe Harbor Good Reason.  For the avoidance of doubt, a diminution in Executive’s title with respect to Home or a material diminution in Executive’s position, authority, duties or responsibilities with respect to Home, other than as a result of the occurrence of (1) a sale of Home, (2) an Other Transaction Event or (3) a Separation Event in which Home is not part of MDB Public, shall constitute Good Reason and Safe Harbor Good Reason.

10.           Subject to Executive’s employment with the Company on the date that the Company makes its annual incentive awards (currently anticipated to be during May, 2010), and, subject to approval by the Company Committee, Executive will receive a long range incentive plan award, commensurate with Executive’s position with the Company.

11.           Exhibit D to the Employment Agreement shall be amended and restated in its entirety as set forth on Exhibit D to this Amendment.

12.           Exhibit E to the Employment Agreement shall be amended and restated in its entirety as set forth on Exhibit E to this Amendment.

13.           Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement remain in full force and effect and are unmodified hereby.

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IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed as of the day and year first above written.

SANJAY K. JHA

/s/ SANJAY K. JHA

MOTOROLA, INC.

/s/ SAMUEL SCOTT
Name:	Samuel Scott
Title:	Chairman, Compensation
and Leadership Committee

[SIGNATURE PAGE TO FEBRUARY 11, 2010

AMENDMENT TO JHA EMPLOYMENT AGREEMENT]

Exhibit D

The number of shares of MDB Public Common Stock subject to the MDB Public Stock Option (“Option Number”) shall equal the product of (1) 0.9 and (2) the difference between (a) the Total Grant Number minus (b) the Inducement Grant Number.

“Total Grant Number” means the product of (1) the Applicable Percentage and (2) the Shares Outstanding.

“Applicable Percentage” means:

(1) if the Market Capitalization is equal to or less than $6.0 billion, 3.0000%; and

(2) if the Market Capitalization is greater than $6.0 billion, the product of (a) 3.0000% and (b) the Applicable Ratio, with the Applicable Percentage expressed as a percentage carried out to four decimal places; provided, however, that in no event will the Applicable Percentage be below 1.8000%.

“Applicable Ratio” means the quotient obtained by dividing (1) $6.0 billion by (2) the Market Capitalization, with such ratio carried out to four decimal places.

“Shares Outstanding” means the number of shares of MDB Public Common Stock actually outstanding immediately following the Separation Event.

“Market Capitalization” means the product of (1) the Shares Outstanding and (2) the MDB Average Closing Price.

“MDB Average Closing Price” means the average closing price of MDB Public Common Stock for the first fifteen trading days following the Separation Event (including the closing price of MDB Public Common Stock on the date of the Separation Event if the stock trades on that date).

“Inducement Grant Number” means the sum of (1) the number of shares of MDB Public Common Stock that would be issuable under the Inducement Stock Option (based on the original number of shares of Motorola Common Stock subject to the Inducement Stock Option on the date of grant of the Inducement Stock Option) immediately following the Separation Event and after giving effect to the adjustment contemplated by Section 3(b)(iii)(G) of the Agreement and (2) the number of shares of MDB Public Common Stock underlying the Inducement Restricted Stock Units (based on the original number of shares of Motorola Common Stock underlying the Inducement Restricted Stock Units on the date of grant of the Inducement Restricted Stock Units) immediately following the Separation Event and after giving effect to the adjustment contemplated by Section 3(b)(iii)(G) of the Agreement.

In the event that, after the date of the Separation Event and prior to the expiration of the first fifteen trading days following the Separation Event, MDB Public changes the number of shares of MDB Public Common Stock issued and outstanding as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification or reorganization, the provisions of this Exhibit D shall be equitably adjusted to the extent necessary to reflect such transaction and to preserve the intent of the parties to this Agreement.

Exhibit E

The number of shares of MDB Public Common Stock underlying the MDB Public Restricted Shares (“Restricted Shares Number”) shall equal the product of (1) 0.1 and (2) the difference between (a) the Total Grant Number minus (b) the Inducement Grant Number.

“Total Grant Number” means the product of (1) the Applicable Percentage and (2) the Shares Outstanding.

“Applicable Percentage” means:

(1) if the Market Capitalization is equal to or less than $6.0 billion, 3.0000%; and

(2) if the Market Capitalization is greater than $6.0 billion, the product of (a) 3.0000% and (b) the Applicable Ratio, with the Applicable Percentage expressed as a percentage carried out to four decimal places; provided, however, that in no event will the Applicable Percentage be below 1.8000%.

“Applicable Ratio” means the quotient obtained by dividing (1) $6.0 billion by (2) the Market Capitalization, with such ratio carried out to four decimal places.

“Shares Outstanding” means the number of shares of MDB Public Common Stock actually outstanding immediately following the Separation Event.

“Market Capitalization” means the product of (1) the Shares Outstanding and (2) the MDB Average Closing Price.

“MDB Average Closing Price” means the average closing price of MDB Public Common Stock for the first fifteen trading days following the Separation Event (including the closing price of MDB Public Common Stock on the date of the Separation Event if the stock trades on that date).

“Inducement Grant Number” means the sum of (1) the number of shares of MDB Public Common Stock that would be issuable under the Inducement Stock Option (based on the original number of shares of Motorola Common Stock subject to the Inducement Stock Option on the date of grant of the Inducement Stock Option) immediately following the Separation Event and after giving effect to the adjustment contemplated by Section 3(b)(iii)(G) of the Agreement and (2) the number of shares of MDB Public Common Stock underlying the Inducement Restricted Stock Units (based on the original number of shares of Motorola Common Stock underlying the Inducement Restricted Stock Units on the date of grant of the Inducement Restricted Stock Units) immediately following the Separation Event and after giving effect to the adjustment contemplated by Section 3(b)(iii)(G) of the Agreement.

In the event that, after the date of the Separation Event and prior to the expiration of the first fifteen trading days following the Separation Event, MDB Public changes the number of shares of MDB Public Common Stock issued and outstanding as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification or reorganization, the provisions of this Exhibit E shall be equitably adjusted to the extent necessary to reflect such transaction and to preserve the intent of the parties to this Agreement.